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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001 relating to the financial statements of Amkor Technology Philippines (P1/P2), Inc. and Amkor Technology Philippines (P3/P4), Inc. (formerly Amkor/Anam Pilipinas, Inc. and Amkor/Anam Advanced Packaging, Inc., respectively), which appears in Amkor Technology Inc.'s Form 10-K for the year ended December 31, 2000. We also consent to all references to our Firm included in this Registration Statement.

SyCip Gorres Velayo & Co.

Makati City, Philippines
August 15, 2001